                                                                      Exhibit 11

                          CENTRAL SPRINKLER CORPORATION

                            EARNINGS PER COMMON SHARE

                (Amounts in thousands, except per share amounts)

                                   Year Ended       Year Ended      Year Ended
                                   October 31,      October 31,    October 31,
                                      1996             1995            1994
                                   -----------      -----------    -----------

Income before cumulative effect
  of accounting change                $3,763          $8,458          $3,780

Cumulative effect of accounting
  change to SFAS No. 109-
  Income Taxes                             -              -              238
                                      ------          ------          ------

Net income                            $3,763          $8,458          $4,018
                                      ======          ======          ======

Average number of common shares
  outstanding                          3,793           3,902           4,953

Adjustment to exclude average
  unallocated common shares in ESOP     (640)           (672)              -

Adjustment for assumed conversion
  of stock options                       177             152              51
                                      ------          ------          ------

Average number of common shares        3,330           3,382           5,004
                                      ======          ======          ======

Net Income per common share:

  Before cumulative effect of
    accounting change                  $1.13           $2.50            $.75

  Cumulative effect of accounting
    change for income taxes                -               -             .05
                                      ------          ------          ------

  Net income per common share          $1.13           $2.50            $.80
                                      ======          ======          ======